UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2020

Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2020, Essential Utilities, Inc. (the “Company”) filed its Amended and Restated Articles of Incorporation (the “Articles”) with the Department of State of the Commonwealth of Pennsylvania. The Articles, as amended and restated, incorporate the recent name change and add two matters approved by shareholders at the 2020 Annual Meeting of Shareholders, (1) the increase in the number of authorized shares of common stock to 600 million shares, par value 0.50 per share, and (2) the establishment of a majority voting standard in uncontested director elections.

In addition, the Board of Directors approved an amendment and restatement of the Company’s Bylaws (the “Bylaws”) to incorporate the name change and remove outdated references to plurality voting in uncontested director elections.

The form of the Company’s Amended and Restated Articles of Incorporation, as filed, and Amended and Restated Bylaws are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Essential Utilities, Inc., as filed with the Department of State of the Commonwealth of Pennsylvania on May 12, 2020

3.2	Amended and Restated Bylaws of Essential Utilities, effective May 12, 2020

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

May 18, 2020	By:	/s/ Christopher P. Luning
Christopher P. Luning
Executive Vice President, General Counsel and Secretary